SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 7, 2003

Greater Bay Bancorp

(Exact name of registrant as specified in its charter)

California	77-0387041
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number:  0-25034

2860 West Bayshore Road

Palo Alto, California 94303

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (650) 813-8200

Item 5.    Other Events.

On October 7, 2003, Greater Bay Bancorp (the “Company”) issued a press release announcing the promotion of the Company’s Chief Operating Officer to President and the retirement of the Company’s Chief Financial Officer. The Company also reported its earnings expectations for the third quarter of 2003 The press release, which appears as Exhibit 99.1, is filed and incorporated herein by reference, except for the information relating to earnings expectations.

Item 7.    Financial Statements and Exhibits.

Exhibits
99.1	Press Release dated October 7, 2003 re management changes

Item 9.    Regulation FD Disclosure

The subtitle of the press release and the paragraph regarding earnings expectations are not filed but are furnished pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greater Bay Bancorp (Registrant)

Dated: October 7, 2003	By:	/S/ LINDA M. IANNONE
Linda M. Iannone Senior Vice President and General Counsel

Exhibit Index

99.1    Press Release dated October 7, 2003 re management changes